Aflac Incorporated 2016 Form 10-K
EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Aflac Incorporated:
We consent to incorporation by reference in registration statement Nos. 333-203839 and 333-197984 on Form S-3, and Nos. 333-161269, 333-202781, 333-135327, 333-158969, 333-27883, 333-200570, and 333-115105 on Form S-8 of Aflac Incorporated of our reports dated February 24, 2017, with respect to the consolidated balance sheets of Aflac Incorporated and subsidiaries (the Company) as of December 31, 2016 and 2015, and the related consolidated statements of earnings, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Aflac Incorporated.

/s/ KPMG LLP
Atlanta, Georgia
February 24, 2017